GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (this "Guaranty") is executed as of November 1, 2006, by CORNERSTONE MARBLE & GRANITE, INC., a Florida corporation; FIBER-SEAL SYSTEMS, L.P., a Texas limited partnership; HOME SOLUTIONS RESTORATION OF LOUISIANA, INC., a Louisiana corporation; P.W. STEPHENS, INC, a California corporation; SOUTHERN EXPOSURE UNLIMITED OF FLORIDA, INC., a Florida corporation; S.E. TOPS OF FLORIDA, INC., a Florida corporation; FSS HOLDING CORP., a Texas corporation; SOUTHERN EXPOSURE HOLDINGS, INC., a Florida corporation; and FIRELINE RESTORATION, INC., a Florida corporation, and their permitted successors, and assigns (individually, "Guarantor" and collectively, the "Guarantors"), whose addresses for notice purposes are listed on the signature pages of this Guaranty, for the benefit of TEXAS CAPITAL BANK, NATIONAL ASSOCIATION, as Administrative Agent ("Agent"), on behalf of itself and the other Lenders, and their Affiliates (Agent, other Lenders and their Affiliates, together with their successors and assigns, herein sometimes collectively called "Beneficiaries").  Unless otherwise defined herein, all capitalized terms have the meanings given to such terms in the Credit Agreement.

INTRODUCTORY PROVISIONS:

A.        Borrower and Agent have, as of even date hereof, executed a Credit Agreement.

B.         It is expressly understood among Borrower, each Guarantor, and Agent that the execution and delivery of this Guaranty is a condition precedent to Agent's obligation to make loans or extend credit under the Credit Agreement and is an integral part of the transactions contemplated thereby.

C.        Each Guarantor is an Affiliate of Borrower and the extension of credit to Borrower is a substantial and direct benefit to Guarantor.

NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, each Guarantor hereby guarantees to Beneficiaries the prompt payment and performance of the Guaranteed Obligations, this Guaranty being upon the following terms and conditions:

Section 1.                  Definitions.   As used in this Guaranty, the following terms have the following meanings:

Additional Collateral:  Cash, certificates of deposit, letter of credit rights, accounts, stocks, bonds or other highly liquid investments acceptable in all respect to Agent in its sole and absolute discretion.

Affiliates:  When used with respect to any Person, any other Person that, directly or indirectly, controls or is controlled by or is under common control with such Person.  For purposes of this definition "control" (including with correlative meanings, the terms "controlled by" and under "common control with"), with respect to any Person, means possession, directly or indirectly of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

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Borrower:  Home Solutions of America, Inc. and without limitation, Borrower's successors and assigns (regardless of whether such successor or assign is formed by or results from any merger, consolidation, conversion, sale or transfer of assets, reorganization, or otherwise) including Borrower as a debtor-in-possession, and any receiver, trustee, liquidator, conservator, custodian, or similar party hereafter appointed for Borrower or all or substantially all of its assets pursuant to any liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar Debtor Relief Laws (hereinafter defined) from time to time in effect.

Debtor Relief Laws:  Title 11 of the United States Code, as now or hereafter in effect, or any other applicable law, domestic or foreign, as now or hereafter in effect, relating to bankruptcy, insolvency, liquidation, receivership, reorganization, arrangement or composition, extension or adjustment of debts, or similar laws affecting the rights of creditors.

Dispute:  Any action, dispute, claim or controversy of any kind, whether in contract or tort, statutory or common law, legal or equitable, now existing or hereafter arising under or in connection with, or in any way pertaining to, this Guaranty and each other document, contract and instrument required hereby or now or hereafter delivered to Agent in connection herewith, or any past, present or future extensions of credit and other activities, transactions or obligations of any kind related directly or indirectly to any of the foregoing documents, including without limitation, any of the foregoing arising in connection with the exercise of any self-help, ancillary or other remedies pursuant to any of the foregoing documents.

Guaranteed Indebtedness:  All (i) "Obligations", as defined in the Loan Documents, including without limitation any and all pre- and post-maturity interest thereon, including without limitation post-petition interest and expenses (including attorneys' fees), if the Borrower is the debtor in a bankruptcy proceeding under the Debtor Relief Laws, whether or not allowed under any Debtor Relief Law, (ii)  indebtedness, obligations and liabilities of Borrower to Beneficiaries, or any or some of them, of any kind or character, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several or joint and several, and regardless of whether such indebtedness, obligations and liabilities may, prior to their acquisitions by Beneficiaries, or any or some of them, be or have been payable to or in favor of a third-party and subsequently acquired by Beneficiaries, or any or some of them (it being contemplated that Beneficiaries, or any or some of them, may make such acquisitions from third-parties), including without limitation all indebtedness, obligations and liabilities of Borrower to Beneficiaries, or any or some of them, now existing or hereafter arising by note, draft, acceptance, guaranty, endorsement, letter of credit, assignment, purchase, overdraft, discount, indemnity agreement or otherwise, (iii) obligations of Borrower to any Beneficiary under any documents evidencing, securing, governing and/or pertaining to all or any part of the indebtedness described in (i) and (ii) above, (iv) costs and expenses incurred by any Beneficiary in connection with the collection and administration of all or any part of the indebtedness and obligations described in (i), (ii) and (iii) above or the protection or preservation of, or realization upon, the collateral securing all or any part of such indebtedness and obligations, including without limitation all reasonable attorneys' fees, and (v)  renewals, extensions, modifications and rearrangements of the indebtedness and obligations described in (i), (ii), (iii) and (iv) above.

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Guaranteed Obligations:  The Guaranteed Indebtedness and the Guaranteed Performance Obligations.

Guaranteed Performance Obligations:  All of the obligations of Borrower and any Guarantor under the Loan Documents other than an obligation to pay money.

Credit Agreement:   That certain Credit Agreement dated as of even date herewith, as renewed, extended, restated, amended, supplemented, waived or replaced from time to time.

Person:  Any individual, corporation, partnership, joint venture, limited liability company or partnership (general or limited) association, trust, unincorporated association, joint stock company, government, municipality, political subdivision or agency, or other entity.

Section 2.                  Payment.  Each Guarantor hereby unconditionally and irrevocably guarantees to Beneficiaries the punctual payment when due, whether by lapse of time, by acceleration of maturity, or otherwise, and at all times thereafter, of the Guaranteed Indebtedness.  This Guaranty covers the Guaranteed Indebtedness, whether presently outstanding or arising subsequent to the date hereof, including all amounts advanced by any Beneficiary in stages or installments.  The guaranty of each Guarantor as set forth in this Section 2 is a continuing guaranty of payment and not a guaranty of collection.  Each Guarantor acknowledges and agrees that such Guarantor may be required to pay and perform the Guaranteed Indebtedness in full without assistance or support from Borrower or any other party.  Each Guarantor agrees that if all or any part of the Guaranteed Indebtedness shall not be punctually paid when due, whether on the scheduled payment date, by lapse of time, by acceleration of maturity or otherwise, such Guarantor shall, immediately upon demand by a Beneficiary, pay the amount due on the Guaranteed Indebtedness to such Beneficiary at Beneficiary's address as set forth herein.  Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Indebtedness, and may be made from time to time with respect to the same or different items of Guaranteed Indebtedness.  Such demand shall be made, given and received in accordance with the notice provisions hereof.

Section 3.                  Performance.  Each Guarantor hereby unconditionally and irrevocably guarantees to Beneficiaries the timely performance of the Guaranteed Performance Obligations.  If any of the Guaranteed Performance Obligations of Borrower are not satisfied or complied with in any respect whatsoever, and without the necessity of any notice from a Beneficiary to any Guarantor, such Guarantor agrees to indemnify and hold Beneficiaries harmless from any and all loss, cost, liability or expense that Beneficiaries may suffer by any reason of any such non-performance or non-compliance.  The obligations and liability of each Guarantor under this Section 3 shall not be limited or restricted by the existence of, or any terms of, the guaranty of payment under Section 2 of this Guaranty.

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Section 4.                  Primary Liability of Guarantors.

(a)                This Guaranty is an absolute, irrevocable and unconditional guaranty of payment and performance.  Each Guarantor is and shall be jointly and severally liable for the payment and performance of the Guaranteed Obligations, as set forth in this Guaranty, as a primary, and not secondary, obligor.

(b)               In the event of default in payment or performance of the Guaranteed Obligations, or any part thereof, when such Guaranteed Obligations become due, whether by its terms, by acceleration, or otherwise, each Guarantor shall promptly pay the amount due thereon to Beneficiaries without notice or demand, of any kind or nature, in lawful money of the United States of America or perform the obligations to be performed hereunder, and it shall not be necessary for any Beneficiary in order to enforce such payment and performance by such Guarantor first, or contemporaneously, to institute suit or exhaust remedies against Borrower or others liable on the Guaranteed Obligations, or to enforce any rights, remedies, powers, privileges or benefits of any Beneficiary against any Collateral, any Additional Collateral or any other security or collateral which shall ever have been given to secure the Guaranteed Obligations.

(c)                Suit may be brought or demand may be made against all parties who have signed this Guaranty or any other guaranty in favor of Beneficiaries covering all or any part of the Guaranteed Obligations, or against any one or more of them, separately or together, without impairing the rights of any Beneficiary against any party hereto.  Any time that a Beneficiary is entitled to exercise its rights or remedies hereunder, such Beneficiary may in its discretion elect to demand payment and/or performance.  If a Beneficiary elects to demand performance, it shall at all times thereafter have the right to demand payment until all of the Guaranteed Obligations have been paid and performed in full.  If a Beneficiary elects to demand payment, it shall at all times thereafter have the right to demand performance until all of the Guaranteed Obligations have been paid and performed in full.

Section 5.                  Other Guaranteed Debt.  If any Guarantor becomes liable for any indebtedness owing by Borrower to Beneficiaries, or any or some of them, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby, and the rights and remedies hereunder shall be cumulative of any and all other rights and remedies that Beneficiaries may ever have against such Guarantor.  The exercise by Beneficiary of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy by such Beneficiary or any other Beneficiary.

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Section 6.                  Subrogation.  Until the Guaranteed Obligations have been paid, in full, each Guarantor hereby covenants and agrees that it shall not assert, enforce, or otherwise exercise (a) any right of subrogation to any of the rights, remedies or liens of Beneficiaries or any other beneficiary against Borrower or its Affiliates or any other guarantor of the Guaranteed Obligations or any collateral or other security, or (b) unless such rights are expressly made subordinate to the Guaranteed Obligations (in form and upon terms acceptable to Agent) and the rights or remedies of Beneficiaries under this Guaranty and the Loan Documents, any right of recourse, reimbursement, contribution, indemnification, or similar right against Borrower or its Affiliates or any other guarantor of all or any part of the Guaranteed Obligations.

Section 7.                  Subordinated Debt.  All principal of and interest on all indebtedness, liabilities, and obligations of Borrower or its Affiliates to any Guarantor (the "Subordinated Debt") now or hereafter existing, due or to become due to such Guarantor, or held or to be held by such Guarantor, whether created directly or acquired by assignment or otherwise, and whether evidenced by written instrument or not, shall be expressly subordinated to the Guaranteed Obligations.  Until such time as the Guaranteed Obligations is paid and performed in full and all commitments to lend under the Loan Documents have terminated, such Guarantor agrees not to receive or accept any payment from Borrower with respect to the Subordinated Debt at any time an Event of Default has occurred and is continuing; and, in the event such Guarantor receives any payment on the Subordinated Debt in violation of the foregoing, such Guarantor will hold any such payment in trust for Beneficiaries and forthwith turn it over to Beneficiaries in the form received, to be applied to the Guaranteed Obligations.

Section 8.                  Obligations Not to be Diminished.  Each Guarantor hereby agrees that its obligations under this Guaranty shall not be released, discharged, diminished, impaired, reduced, or affected for any reason or by the occurrence of any event, including, without limitation, one or more of the following events, whether or not with notice to or the consent of such Guarantor:  (a) the taking or accepting of collateral as security for any or all of the Guaranteed Obligations or the release, surrender, exchange, or subordination of any collateral now or hereafter securing any or all of the Guaranteed Obligations; (b) any partial release of the liability of Borrower, any Guarantor hereunder, or the full or partial release of any other guarantor or obligor from liability for any or all of the Guaranteed Obligations; (c) any disability of Borrower, or the dissolution, insolvency, or bankruptcy of Borrower, or any other guarantor, or any other party at any time liable for the payment of any or all of the Guaranteed Obligations; (d) any renewal, extension, modification, waiver, amendment, or rearrangement of any or all of the Guaranteed Obligations or any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Obligations; (e) any adjustment, indulgence, forbearance, waiver, or compromise that may be granted or given by any Beneficiary to Borrower, any Guarantor, or any other party ever liable for any or all of the Guaranteed Obligations; (f) any neglect, delay, omission, failure, or refusal of any Beneficiary to take or prosecute any action for the collection of any of the Guaranteed Obligations or to foreclose or take or prosecute any action in connection with any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Obligations; (g) the unenforceability or invalidity of any or all of the Guaranteed Obligations or of any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Obligations; (h) any payment by Borrower or any other party to any Beneficiary is held to constitute a preference under applicable bankruptcy or insolvency law or if for any other reason any Beneficiary is required to refund any payment or pay the amount thereof to someone else; (i) the settlement or compromise of any of the Guaranteed Obligations; (j) the non-perfection of any security interest or lien securing any or all of the Guaranteed Obligations; (k) any impairment of any collateral securing any or all of the Guaranteed Obligations; (l) the failure of any Beneficiary to sell any collateral securing any or all of the Guaranteed Obligations in a commercially reasonable manner or as otherwise required by law; (m) any change in the corporate existence, structure, or ownership of Borrower; or (n) any other circumstance which might otherwise constitute a defense available to, or discharge of, Borrower or any Guarantor.

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Section 9.                  Waivers.  Each Guarantor waives (a) any right to revoke this Guaranty with respect to future indebtedness; (b) any right to require any Beneficiary to do any of the following before such Guarantor is obligated to pay the Guaranteed Obligations or before any Beneficiary may proceed against such Guarantor: (i) sue or exhaust remedies against Borrower and other guarantors or obligors, (ii) sue on an accrued right of action in respect of any of the Guaranteed Obligations or bring any other action, exercise any other right, or exhaust all other remedies, or (iii) enforce rights against Borrower's assets or the collateral pledged by Borrower to secure the Guaranteed Obligations; (c) any right relating to the timing, manner, or conduct of such Beneficiary's enforcement of rights against Borrower's assets or the collateral pledged by Borrower to secure the Guaranteed Obligations; (d) if such Guarantor and Borrower (or a third-party) have each pledged assets to secure the Guaranteed Obligations, any right to require any Beneficiary to proceed first against the other collateral before proceeding against collateral pledged by such Guarantor; (e) except as expressly required hereby, promptness, diligence, notice of any default under the Guaranteed Obligations, notice of acceleration or intent to accelerate, demand for payment, notice of acceptance of this Guaranty, presentment, notice of protest, notice of dishonor, notice of the incurring by Borrower of additional indebtedness, notice of any suit or other action by any Beneficiary against Borrower or any other Person, any notice to any party liable for the obligation which is the subject of the suit or action, and all other notices and demands with respect to the Guaranteed Obligations and this Guaranty,  (f) each of the foregoing rights or defenses regardless whether they arise under (i) Section 34.01 et seq. of the Texas Business and Commerce Code, as amended, (ii) Section 17.001 of the Texas Civil Practice and Remedies Code, as amended, (iii) Rule 31 of the Texas Rules of Civil Procedure, as amended, (iv) common law, in equity, under contract, by statute, or otherwise, and (g) any and all rights under Sections 51.003, 51.004 and 51.005 of the Texas Property Code, as amended.

Section 10.              Insolvency.  Should any Guarantor become insolvent, or fail to pay such Guarantor's debts generally as they become due, or voluntarily seek, consent to, or acquiesce in the benefit or benefits of any Debtor Relief Law, or become a party to (or be made the subject of) any proceeding provided for by any Debtor Relief Law (other than as a creditor or claimant) that could suspend or otherwise adversely affect the rights and remedies of Beneficiaries granted hereunder, then, in any such event, the Guaranteed Obligations shall be, as between such Guarantor and Beneficiaries, a fully matured, due, and payable obligation of such Guarantor to Beneficiaries (without regard to whether Borrower is then in default under the Credit Agreement or whether the Obligations, or any part thereof is then due and owing by Borrower to Beneficiaries), payable in full by such Guarantor to Beneficiaries upon demand, which shall be the estimated amount owing in respect of the contingent claim created hereunder.

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Section 11.              Termination.  Each Guarantor's obligations hereunder shall remain in full force and effect until all commitments to lend under the Loan Documents have terminated, and the Guaranteed Obligations have been paid in full.  If at any time any payment of the principal of or interest or any other amount payable by Borrower under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy, or reorganization of Borrower or otherwise, such Guarantor's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

Section 12.              Representations and Warranties.  Each Guarantor represents and warrants as follows:

(a)                Each Guarantor has the power and authority and legal right to execute, deliver, and perform its obligations under this Guaranty and this Guaranty constitutes the legal, valid, and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditor's rights.

(b)               The execution, delivery, and performance by each Guarantor of this Guaranty do not and will not violate or conflict with any law, rule, or regulation or any order, writ, injunction, or decree of any court, governmental authority or agency, or arbitrator and do not and will not conflict with, result in a breach of, or constitute a default under, or result in the imposition of any lien upon any assets of such Guarantor pursuant to the provisions of any indenture, mortgage, deed of trust, security agreement, franchise, permit, license, or other instrument or agreement to which such Guarantor or its properties are bound.

(c)                No authorization, approval, or consent of, and no filing or registration with, any court, governmental authority, or third party is necessary for the execution, delivery, or performance by any Guarantor of this Guaranty or the validity or enforceability thereof.

(d)               Each Guarantor has, independently and without reliance upon any Beneficiary and based upon such documents and information as such Guarantor has deemed appropriate, made its own analysis and decision to enter into this Guaranty, and such Guarantor has adequate means to obtain from Borrower on a continuing basis information concerning the financial condition and assets of Borrower, and such Guarantor is not relying upon any Beneficiary to provide (and no Beneficiary shall have duty to provide) any such information to such Guarantor either now or in the future.

(e)                The value of the consideration received and to be received by each Guarantor is reasonably worth at least as much as the liability and obligation of such Guarantor hereunder, and such liability and obligation may reasonably be expected to benefit such Guarantor directly or indirectly.

Section 13.              Covenants.  So long as this Guaranty remains in full force and effect, each Guarantor shall, unless Beneficiaries shall otherwise consent in writing:

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(a)                Furnish to Beneficiaries as soon as available, and in any event within 150 days after the end of each fiscal year of each Guarantor, beginning with the fiscal year ending December 31, 2005, in such detail as required by Beneficiaries, (i) a copy of the financial statements of such Guarantor for such fiscal year and (ii) a certificate of such Guarantor to Beneficiaries (A) stating that no Default or Event of Default has occurred and is continuing, or if in such Guarantor's opinion a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof and (B) disclosing and certifying as to all material changes in such Guarantor's debt or net worth or otherwise certifying that there has been no material change in such Guarantor's personal debt or net worth since the previous financial statement delivered to Beneficiaries; and

(b)               Furnish to Beneficiaries written notice of the occurrence of any Default or Event of Default promptly upon obtaining knowledge thereof.

(c)                Furnish to Beneficiaries such additional information concerning any Guarantor as Beneficiaries may reasonably request.

Section 14.              No Fraudulent Transfer.  It is the intention of each Guarantor and Beneficiaries that the amount of the Guaranteed Obligations guaranteed by such Guarantor by this Guaranty shall be in, but not in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer, or similar laws applicable to such Guarantor.  Accordingly, notwithstanding anything to the contrary contained in this Guaranty or any other agreement or instrument executed in connection with the payment of any of the Guaranteed Obligations, the amount of the Guaranteed Obligations guaranteed by such Guarantor by this Guaranty shall be limited to that amount which after giving effect thereto would not (a) render such Guarantor insolvent, (b) result in the fair saleable value of the assets of such Guarantor being less than the amount required to pay its debts and other liabilities (including contingent liabilities) as they mature, or (c) leave such Guarantor with unreasonably small capital to carry out its business as now conducted and as proposed to be conducted, including its capital needs, as such concepts described in clauses (a), (b) and (c) of this Section 14,  are determined under applicable law, if the obligations of such Guarantor hereunder would otherwise be set aside, terminated, annulled or avoided for such reason by a court of competent jurisdiction in a proceeding actually pending before such court.  For purposes of this Guaranty, the term "applicable law" means as to each Guarantor each statute, law, ordinance, regulation, order, judgment, injunction or decree of the United States or any state or commonwealth, any municipality, any foreign country, or any territory, possession or tribunal applicable to such Guarantor.

Section 15.              Successors and Assigns.  This Guaranty is for the benefit of Beneficiaries and their successors and assigns, and, in the event of an assignment of the Guaranteed Obligations in accordance with the provisions of the Credit Agreement, or any part thereof, the rights and remedies hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness.  This Guaranty is binding on each Guarantor, and its successors and permitted assigns; provided that, any Guarantor may not assign its obligations under this Guaranty without obtaining the prior written consent of Beneficiaries, and any assignment purported to be made without the prior written consent of Beneficiaries shall be null and void.

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Section 16.              Credit Agreement.  The Credit Agreement, and all of the terms thereof, are incorporated herein by reference, the same as if stated verbatim herein, and each Guarantor agrees that Beneficiaries may exercise any and all rights granted to it under the Credit Agreement and the other Loan Documents without affecting the validity or enforceability of this Guaranty.

Section 17.              Amendments.  No amendment or waiver of any provision herein nor consent to any departure therefrom by any Guarantor shall be effective unless the same shall be in writing and signed by Beneficiaries, and then, such amendment, waiver, or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 18.              Setoff Rights.  If any Event of Default shall occur and be continuing, Beneficiaries shall have the right to set off and apply against this Guaranty or the Guaranteed Obligations or both, at any time and without notice to any Guarantor, any and all deposits (general or special, time or demand, provisional or final) or other sums at any time credited by or owing from any Beneficiary to any Guarantor whether or not the Guaranteed Obligations is then due and irrespective of whether or not such Beneficiary shall have made any demand under this Guaranty.  As security for this Guaranty and the Guaranteed Obligations, each Guarantor hereby grants Beneficiaries a security interest in all money, instruments, certificates of deposit, and other property of such Guarantor now or hereafter held by Beneficiaries, including, without limitation, property held in safekeeping.  In addition to Beneficiaries' right of setoff and as further security for this Guaranty and the Guaranteed Obligations, each Guarantor hereby grants Beneficiaries a security interest in all deposits (general or special, time or demand, provisional or final) and all other accounts of such Guarantor now or hereafter on deposit with or held by Beneficiaries or any or some of them and all other sums at any time credited by or owing from each Beneficiary to such Guarantor.  The rights and remedies of Beneficiaries hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Beneficiaries may have.

Section 19.              Time of Essence.  Time shall be of the essence in this Guaranty Agreement with respect to all obligations of each Guarantor hereunder.

Section 20.              Governing Law. This Guaranty is executed and delivered as an incident to a lending transaction negotiated and consummated in Dallas County, Texas, and shall be governed by and construed in accordance with the laws of the State of Texas.  Borrower, for itself and its successors and assigns, hereby irrevocably (a) submits to the nonexclusive jurisdiction of the state and federal courts in Texas, (b) waives, to the fullest extent permitted by law, and objection that it may now or in the future have to the laying of venue of any litigation arising out of or in connection with any Loan Document brought in the District Court of Dallas County, Texas, or in the United States District Court for the Northern District of Texas, (c) waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in such court or that such court is an inconvenient forum, and (d) agrees that any legal proceeding against any party to this Guaranty arising out of or in connection with this Guaranty may be brought in one of the foregoing courts.  Borrower agrees that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified herein.  Nothing herein shall affect the right of Beneficiaries to serve process in any other manner permitted by law or shall limit the right of Beneficiaries to bring any action or proceeding against any Guarantor or with respect to any of such Guarantor's property in courts in other jurisdictions.  The scope of each of the foregoing waivers is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims.  Each Guarantor acknowledges that these waivers are a material inducement to Agent's agreement to enter into agreements and obligations evidenced by the Credit Agreement, that Agent and each other Beneficiary has already relied on these waivers and will continue to rely on each of these waivers in related future dealings.  The waivers in this section are irrevocable, meaning that they may not be modified either orally or in writing, and these waivers apply to any future renewals, extensions, amendments, modifications, or replacements in respect of the documents related in any manner to the transactions evidenced by the Credit Agreement.

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Section 21.              Counterparts.  This Guaranty may be executed in multiple counterparts, each of which, for all purposes, shall be deemed an original, and all of which taken together shall constitute but one and the same instrument.

Section 22.              Waiver Of Right To Trial By Jury.  EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, OR COUNTERCLAIM THAT RELATES TO OR ARISES OUT OF THIS GUARANTY OR ANY OF THE LOAN DOCUMENTS OR THE ACTS OR FAILURE TO ACT OF OR BY ANY BENEFICIARY IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS GUARANTY OR THE OTHER LOAN DOCUMENTS.

Section 23.              No Oral Agreements.  THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Section 24.              Agent acts for Beneficiaries.  Agent shall (absent written notification by a Beneficiary to the contrary) act for all Beneficiaries for the purposes of making demands hereunder, obtaining information, amending or waiving provisions hereof and otherwise taking action on behalf of the Beneficiaries, and (absent written notice to the contrary) Guarantor shall be entitled to rely on the authority of Agent to act for all Beneficiaries without further investigation.

Upon the execution and delivery by any Person of a guaranty agreement supplement in substantially the form of Exhibit A attached hereto (each a "Guaranty Agreement Supplement"), such Person shall be and become a Guarantor hereunder and each reference in this Agreement and other Loan Documents to "Guarantor" shall also mean and be a reference to such Person.

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Signature page to follow.

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EXECUTED as of the first date herein set forth.

GUARANTORS:

CORNERSTONE MARBLE & GRANITE, INC.

By:    /s/ Rick J. O'Brien
                 Name: Rick J. O'Brien
                 Title:

Address for Notices:
1500 Dragon Street, Suite B
Dallas, Texas  75207
Attn:  Rick O'Brien

FIBER-SEAL SYSTEMS, L.P.

By:            FSS Holding Corp.,
                 its general partner

                 By:    /s/ Rick J. O'Brien
                 Name: Rick J. O'Brien
                 Title: President

Address for Notices:
1500 Dragon Street, Suite B
Dallas, Texas  75207
Attn:  Rick O'Brien

HOME SOLUTIONS RESTORATION OF
LOUISIANA, INC.

By:   /s/ Stephen Scott Sewell
                 Name: Stephen Scott Sewell
                 Title: Chairman

Address for Notices:
1500 Dragon Street, Suite B
Dallas, Texas  75207
Attn:  Rick O'Brien

GUARANTY AGREEMENT
SIGNATURE PAGE

P.W. STEPHENS, INC.

By:    /s/ Scott Johnson
            Name: Scott Johnson
            Title: President

Address for Notices:
1500 Dragon Street, Suite B
Dallas, Texas  75207
Attn:  Rick O'Brien

SOUTHERN EXPOSURE UNLIMITED OF
FLORIDA, INC.

By:   /s/ Dale Mars
            Name: Dale Mars
            Title: President

Address for Notices:
1500 Dragon Street, Suite B
Dallas, Texas  75207
Attn:  Rick O'Brien

S.E. TOPS OF FLORIDA, INC.

By:    /s/ Dale Mars
            Name: Dale Mars
            Title: President

Address for Notices:
1500 Dragon Street, Suite B
Dallas, Texas  75207
Attn:  Rick O'Brien

GUARANTY AGREEMENT
SIGNATURE PAGE

FSS HOLDING CORP.

By:   /s/ Rick J. O'Brien
            Name: Rick J. O'Brien
            Title: President

Address for Notices:
1500 Dragon Street, Suite B
Dallas, Texas  75207
Attn:  Rick O'Brien

SOUTHERN EXPOSURE HOLDINGS, INC.

By:   /s/ Dale Mars
            Name: Dale Mars
            Title: President

Address for Notices:
1500 Dragon Street, Suite B
Dallas, Texas  75207
Attn:  Rick O'Brien

FIRELINE RESTORATION, INC.. By: /s/ Brian Marshall Name: Brian Marshall Title: President Address for Notices: 1500 Dragon Street, Suite B Dallas, Texas 75207 Attn: Rick O'Brien

GUARANTY AGREEMENT
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